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                                                                   Exhibit 10.10
                                                                   -------------
                         EXECUTIVE EMPLOYMENT AGREEMENT

     This Executive Employment Agreement (the "Agreement"), effective as of the Effective Date (as defined below), is made and entered into between Barter Acquisition Corporation ("Employer" or the "Corporation"), a Delaware corporation having its principal office at 100 Chestnut Street, Suite 700, Rochester, New York 14604, and ________________("Executive"), an individual residing _______________________________.

     WHEREAS, Employer wishes to employ Executive and Executive wishes to accept such employment on the terms and conditions set forth herein; and

     WHEREAS, Employer has entered into the Agreement and Plan of Merger dated as of May 14, 2000, by and among Employer, Choice One Communications Inc. ("Acquiror"), US Xchange, Inc. ("US Xchange") and Ronald H. Vander Pol (the "Merger Agreement").

     NOW, THEREFORE, in consideration of the mutual promises, benefits and covenants herein contained, Employer and Executive hereby agree as follows:

     1.  Effective Date; Term.
         --------------------

     1.1  Effective Date.  This Agreement shall be effective commencing on the
          --------------
closing date of the Merger (the "Effective Date"). In the event the Merger Agreement is terminated or the transactions contemplated therein are otherwise abandoned, this Agreement shall be void.

     1.2  Employment Term.  Employer employs Executive, and Executive accepts
          ---------------
such employment, for an initial period of two (2) years commencing on the Effective Date (the "Employment Term"), and continuing thereafter at will subject to mutual agreement of Employer and Executive.

     1.3  Termination.  This Agreement may be terminated prior to the expiration
          -----------
of the Employment Term as provided in Section 4 of this Agreement.

     2.  Scope of Employment.
         -------------------

     2.1  Position and Duties.  During the term of this Agreement, Employer
          -------------------
shall employ Executive to serve in such executive capacity as may be determined from time to time by the Chief Executive Officer of the Corporation. In such capacity, Executive shall perform such executive, administrative and operational duties as may reasonably be assigned to Executive from time to time by the Chief Executive Officer of the Corporation.

     2.2  Exclusive Efforts. Executive agrees to serve Employer faithfully and
          -----------------
to the best of Executive's ability and to devote Executive's entire business time, attention and efforts to the interests and business of Employer, its subsidiaries and their affiliates. Executive represents and warrants to Employer that Executive is not under any contractual commitment which prohibits or limits Executive's employment by Employer or which is inconsistent with Executive's

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obligations set forth in this Agreement. Executive agrees that during the term of this Agreement, Executive will not perform any services for any other corporation, firm, entity or other person without the prior written consent of Employer and consistent with the policies and procedures of Employer in effect from time to time.

     2.3  Compliance with Laws.  Executive agrees at all times to adhere
          --------------------
strictly to and perform all his duties in accordance with applicable laws, rules and regulations and the written policies and procedures of Employer in effect from time to time.

     3.  Compensation, Benefits and Expenses.
         -----------------------------------

     3.1  Base Salary.  Except as otherwise provided in this Agreement, during
          -----------
the period beginning on the Effective Date and continuing through December 31, 2000 (the "First Year"), Employer shall pay to Executive a base salary at a rate of $__________________per year (the "Base Salary"). The Base Salary shall increase, and shall not decrease, annually for each successive year after the First Year pursuant to the discretion of the Chief Executive Officer of the Corporation for the Employment Term. Employer shall pay the Base Salary to Executive in equal installments pursuant to Employer's standard payroll policies, and Executive's Base Salary shall be subject to such withholding or deductions as may be mutually agreed between Employer and Executive or as required by law.

     3.2  Bonus.  In addition to the Base Salary set forth in Section 3.1,
          -----
Executive shall receive bonuses as follows:

     3.2.1 If the Employer meets or exceeds its short term incentive plan goals, the Executive is eligible for a bonus pursuant to the Corporation's Short Term Incentive Compensation Plan as determined by the Board of Directors of the Corporation.

     3.2.2 Employer does not guarantee that any bonus will be awarded or paid to Executive. Payment of any bonus shall be subject to such withholding or deductions as may be mutually agreed between Employer and Executive or as required by law.

     3.3  Fringe Benefits.  During the term of this Agreement, Executive shall
          ---------------
be entitled to participate in Employer's plans for the welfare, benefit, vacations and holidays of its employees to the extent Executive satisfies the requirements for participation in such plans.

     3.4  Expenses.  During the term of this Agreement, Employer authorizes
          --------
Executive to incur reasonable and necessary out-of-pocket business expenses in the course of performing Executive's duties and rendering services hereunder in accordance with Employer's policies with respect thereto, and Employer shall reimburse Executive for all such expenses, provided (i) such expenses and the purpose for which they were incurred are in accordance with Employer's policies, and (ii) Executive timely submits to Employer expense reports and substantiation of the expenses in accordance with Employer's policies.

     3.5  Restricted Stock Grant.
          ----------------------

     (a) Within 5 days after the Effective Date, Acquiror will grant to Executive [NoofShares] restricted shares of Common Stock of Acquiror (the "Shares"), subject to the
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restrictions set forth herein. The Shares shall vest over a two-year period beginning on the date hereof, so long as the Executive remains in the continuous employ of the Employer during such period, with 50% of the Shares vesting on the annual anniversary of the date of grant; provided, however, that all of the Shares shall vest immediately upon (i) the death or Disability of such Executive, or (ii) a Change of Control. Shares that do not become vested shall be forfeited to the Employer without the payment of any consideration therefor. Each share certificate granted under this Agreement shall bear a legend indicating that it is "Restricted Stock." Each restricted Share shall not be transferable and no interest therein may be pledged or assigned to any other person or entity (including, without limitation, any margin loan or derivative transaction) until the relevant date of vesting of the restricted Shares (the "Lock-up Period") without the written consent of the Chief Executive Officer of Acquiror. The Employer shall hold the certificate representing each Share, together with stock powers endorsed in blank, until the expiration of the relevant Lock-up Period and, unless otherwise agreed, the certificate will be transferred to the Executive only after satisfaction by the Executive of all federal, state and local income and employment tax withholding liabilities that arise either on account of the Section 83(b) election (described below) or the vesting of such Share.

     (b) The Executive may elect pursuant to Section 83(b) of the Internal Revenue Code, within 30 days of the date of grant, to include in his or her gross income the fair market value of all or any portion of the Shares covered by this Agreement in the taxable year of grant. If he or she makes this election, the Executive shall promptly notify the Acquiror by submitting to the Acquiror, in the manner specified by the Chief Executive Officer, a copy of the statement filed with the Internal Revenue Service in which the Executive makes such election.

     (c) The Executive shall have all rights of a shareholder with respect to the Shares except as otherwise limited by the terms of this Agreement.

     (d) In the event of any change in the Common Stock of Acquiror by reason of any stock dividend, stock split, split-up or any similar change affecting the Common Stock, the number and kind of Shares awarded hereunder shall be adjusted automatically consistent with such change.

     4.  Termination.
         -----------

     4.1  Termination.  Executive's employment by Employer pursuant to the terms
          -----------
of this Agreement shall terminate at the expiration of the Employment Term, unless employment continues thereafter at will by mutual agreement of Employer and Employee, and shall terminate prior to the expiration of the Employment Term upon the occurrence of any of the following events:

     4.1.1   the death of Executive;

     4.1.2 the date on which Executive is determined to be Disabled (as defined in Section 6);

     4.1.3  termination by the Corporation for Cause (as defined in Section 6);

     4.1.4  Executive's resignation without Good Reason (as defined in Section
     6);
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                                      -4-

     4.1.5  termination by the Corporation for any reason other than Cause; or

     4.1.6  Executive's resignation for Good Reason.

     4.2  Time of Termination.  Executive's employment with Employer shall
          --------------------
terminate immediately upon Executive's death, upon the written notice of termination from Employer or Executive upon the occurrence of an event specified in Sections 4.1.2, 4.1.3, (which shall include a reasonably detailed description of Cause) 4.1.4, 4.1.5, 4.1.6 (which shall include a reasonably detailed description of Good Reason) or upon expiration of the Employment Term (as applicable, the "Termination Date").

     4.3  Effect of Termination of Employment.  Following the Termination Date:
          ------------------------------------

     4.3.1  Executive shall return all property of Employer as provided in
     Section 5.2 (b) of this Agreement;

     4.3.2  Executive's salary shall cease to accrue;

     4.3.3 the Board of Directors shall determine whether to pay to Executive any unpaid bonus or other incentive compensation for the period through the Termination Date computed consistently with the manner in which Executive's bonus or incentive compensation would have been determined for such period if Executive's employment had not terminated;

     4.3.4 Executive's participation in Employer's benefit plans shall cease except as required by law or by the terms of the plan(s);

     4.3.5 Executive shall cease to accrue vacation days and shall be paid for unused vacation time accrued since the beginning of the Employment Term in accordance with Employer's policies applicable to employees generally; and

     4.3.6 Executive shall submit any claims for reimbursement of business expenses incurred in accordance with Section 3.4 within the time period required under Employer's policies generally or Employer will not be obligated to reimburse such expenses.

     4.4  Termination Payment under Certain Circumstances.  In the event that
          -----------------------------------------------
     Executive's employment with Employer is terminated pursuant to Section
     4.1.5 or 4.1.6 prior to the expiration of the Employment Term, and notwithstanding Section 4.3.2, Employer shall pay to Executive an amount equal to the Base Salary which Executive would have earned during the balance of the Employment Term subject to any withholding agreed to between Employer and Executive or required by law, payable in equal monthly installments for the remaining balance of the Employment Term, and the Shares shall become fully vested. Such termination payment and vesting shall be contingent upon compliance by Executive with the other terms and conditions of this Agreement (including, without limitation, Section 5 hereof) and in consideration of a release, in substantially the form attached hereto as Exhibit A, duly executed by Executive (or his legal representatives if deceased or incompetent) waiving any rights of Executive, his
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                                      -5-

     heirs or legal representatives to make any claims against Employer under this Agreement and forever releasing and indemnifying Employer from and against any further claims, demands, loss liability actions, proceedings and expenses relating to this Agreement. Executive's participation in any health or life insurance or retirement programs of Employer shall continue at the expense of Executive through the period during which Executive receives termination payments under this Section 4.4, and all other fringe benefits shall cease on termination of Executive's employment.

     5.  Confidentiality, Noncompete, and Nonsolicitation.
         ------------------------------------------------

     5.1  Nondisclosure and Nonuse of Confidential Information.  Executive shall
          ----------------------------------------------------
not disclose or use at any time, either during his employment with the Corporation or thereafter, any Confidential Information (as defined below) of which Executive is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by Executive's performance of duties assigned to Executive by the Corporation or is required by law. In addition, the Executive acknowledges that some Confidential Information will contain material, non-public information (within the meaning of the federal securities laws) that may remain material and non-public for an extended period of time. You are aware that the Federal securities laws impose restrictions on trading by persons in possession of non-public information and agree to comply with such restrictions. Executive shall take all appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. As used in this Agreement, the term "Confidential Information" means information that is not generally known to the public and that is used, developed or obtained by the Corporation in connection with their business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures,
(iii) designs, (iv) analysis, (v) drawings, photographs and reports, (vi) computer software, including operating systems, applications and program listings, (vii) flow charts, manuals and documentation, (viii) data bases, (ix) accounting and business methods, (x) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (xi) customers and clients and customer or client lists,
(xii) copyrightable works, (xiii) all technology and trade secrets, (xiv) strategic plans, potential acquisitions, business plans, budgets and financial models, and (xv) all similar and related information in whatever form. Notwithstanding the foregoing, "Confidential Information" shall not include any information (A) of which Executive became aware prior to his affiliation with the Corporation, (B) of which Executive learns from sources other than the Corporation or (C) which is disclosed in a prospectus or other documents for dissemination to the public or published in a form generally available to the public prior to the date Executive proposes to discloses or uses such information. Information shall not be deemed to have been published merely because individual portions of the information have been separately published, but only if all material portions thereof have been published.

     5.2  The Corporation's Ownership of Intellectual Property.
          ----------------------------------------------------

     (a)(i) Acknowledgment of Corporation Ownership.  In the event that
            ---------------------------------------
Executive as part of his activities on behalf of the Corporation generates, creates, authors or contributes to any invention, design, new development, device, product, method or process (whether or not patentable or reduced to practice or constituting Confidential Information), any copyrightable
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                                      -6-

work (whether or not constituting Confidential Information) or any other form of Confidential Information relating directly or indirectly to the Corporation's business as now or hereafter conducted (collectively, "Intellectual Property"), Executive acknowledges that such Intellectual Property is the exclusive property of the Corporation and hereby assigns all right, title and interest in and to such Intellectual Property to the Corporation. Any copyrightable work prepared in whole or in part by Executive will be deemed "a work made for hire" under
Section 201(b) of the 1976 Copyright Act, and the Corporation shall own all of the rights comprised by the copyright therein. Executive shall promptly and fully disclose all Intellectual Property to the Corporation and shall cooperate with the Corporation to protect their interests in and rights to such Intellectual Property (including, without limitation, providing reasonable assistance in securing patent protection and copyright registrations and executing all documents as reasonably requested by the Corporation, whether such requests occur prior to or after termination of Executive's employment with the Corporation).

     (ii) Executive Invention.  Executive understands that Section 5.2(a)(i) of
          -------------------
this Agreement regarding the ownership by the Corporation of Intellectual Property does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Corporation were used and which was developed entirely on Executive's own time, unless (A) the invention relates to the business of the Corporation to any of their actual or demonstrably anticipated research or development or (B) the invention results from any work performed by Executive for the Corporation.

     (b) Delivery of Materials upon Termination of Employment.  As requested by
         ----------------------------------------------------
the Corporation from time to time and upon the termination of Executive's employment with the Corporation for any reason, Executive shall promptly deliver to the Corporation all copies and embodiments, in whatever form, of all Confidential Information and Intellectual Property in Executive's possession or within his control (including, but not limited to, written records, notes, photographs, manuals, notebooks, documentation, program listings, flow charts, magnetic media, disks, diskettes, tapes and all other materials containing any Confidential Information or Intellectual Property) irrespective of the location or form of such material and, if requested by the Corporation, shall provide the Corporation with written confirmation that all such materials have been delivered to the Corporation.

     5.3  Noncompete.   Executive acknowledges and agrees with the Corporation
          ----------
that in the course of his employment with the Corporation, he shall become familiar with the Corporation's trade secrets and with other Confidential Information concerning the Corporation, that Executive's services to the Corporation are unique in nature and of an extraordinary value to the Corporation, and that the Corporation would be irreparably damaged if Executive were to provide similar services to any person or entity competing with the Corporation or engaged in a similar business. In consideration of and as an inducement to the Corporation entering into this Agreement and granting of the restricted Shares hereunder, Executive accordingly covenants and agrees with the Corporation that during the Noncompete Period (as defined in Section 6.5), Executive shall not, directly or indirectly, either for himself or for or through any other individual, corporation, partnership, joint venture or other entity, participate in any business or enterprise conducting or proposing to conduct business in any Covered State (as defined below) which engages or proposes to engage in the provision of telecommunications services or in any
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                                      -7-

other business competitive with any business engaged in by the Corporation during the period of time in which Executive is employed by the Corporation.

     For purposes of this Agreement, (i) the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, member, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, limited liability company, joint venture or other business entity (whether as a director, officer, manager, representative, supervisor, employee, agent, consultant or otherwise), other than ownership of up to 2% of the outstanding stock of any class which is publicly traded and (ii) the term "Covered State" means Connecticut, Delaware, Illinois, Indiana, Maine, Massachusetts, Michigan, Minnesota, New Hampshire, New Jersey, New York, Ohio, Pennsylvania, Rhode Island, Vermont and Wisconsin. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope and is fully enforceable.

     5.4  Nonsolicitation.  During the Noncompete Period, Executive shall not
          ---------------
(i) induce or attempt to induce any employee, officer or consultant of the Corporation to leave the employ of the Corporation or in any way interfere with the relationship between the Corporation and any employee, officer or consultant thereof, (ii) hire directly or through another entity any person who was an employee of the Corporation at any time during the twelve months prior to the date such person is to be so hired (so long as the person was not terminated by the Corporation, or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Corporation to cease doing business with the Corporation or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Corporation (including, without limitation, making any negative statements or communications concerning the Corporation).

     6.  Definitions
         -----------

     6.1  Cause means (i) Executive's theft or embezzlement, or attempted theft
          -----
or embezzlement, of money or property of the Corporation, Executive's perpetration or attempted perpetration of fraud, or Executive's participation in a fraud or attempted fraud, on the Corporation or Executive's unauthorized appropriation of, or attempt to misappropriate, any tangible or intangible assets or property of the Corporation, (ii) any act or acts of disloyalty, misconduct or moral turpitude by Executive which the Board of Directors of the Corporation determines in good faith has been or is likely to be demonstrably injurious to the interest, property, operations, business or reputation of the Corporation, or Executive's conviction of a crime other than minor traffic violations or other similar minor offenses, (iii) Executive's refusal or willful failure (other than by reason of Disability) to carry out reasonable legal and customary instructions by his superiors or the Corporation's Board of Directors or (iv) Executive's breach of any provision set forth in Section 5 of this Agreement.

          6.2  Change of Control means a transaction or series of related
               -----------------
transactions which results in a change of economic beneficial ownership of Employer or its business of greater than 50%, whether pursuant to the sale of the stock of Employer, the sale of all or substantially all of the assets of Employer, or a merger or consolidation in which Employer is the surviving entity; provided that (i) the purchase or sale of capital stock of Acquiror by any stockholder of Acquiror who currently holds more than 5% of the outstanding shares of common
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                                      -8-

stock of Acquiror, and (ii) the purchase or sale of capital stock of Acquiror which does not result in any entity and its affiliates, collectively, beneficially owning more than 50% of the outstanding shares of common stock of Acquiror, shall be disregarded when determining whether a Change of Control has occurred.

          6.3  Disabled or Disability means (i) any permanent physical or mental
               --------    ----------
incapacity or disability rendering the Executive unable or unfit to perform effectively the duties and obligations of his employment or to participate effectively and actively in the management of the Corporation, or (ii) any illness, accident, injury, physical or mental incapacity or other disability, where such condition has rendered the Executive unable or unfit to perform effectively the duties and obligations of his employment or to participate effectively and actively in the management of the Corporation for a period of at least 90 consecutive days or four months in any twelve-month period (in either case, as determined in the good faith judgment of the Board of Directors of the Corporation).

          6.4  Good Reason means, without the written consent of Executive (i) a
               -----------
material diminution in, or material adverse change to, Executive's duties relative to his duties in effect immediately prior to the Effective Date or other duties described to Executive by Employer prior to the Effective Date,
(ii) a relocation of Executive's principal place of business to a location more than 50 miles from the location as of the Effective Date, (iii) any failure to pay or provide any item of compensation or benefits promptly when due or (iv) any other material breach of this Agreement by the Corporation; provided that, in each case, Executive has notified Employer within 30 days after the occurrence of such event specifying the reason(s) why the Executive believes such event constitutes Good Reason.

          6.5  Noncompete Period means the Employment Term and a two year period
               -----------------
after the Termination Date; provided, however, that, in the event of a
                            --------  -------
termination of Executive's employment pursuant to Section 4.1.5 or 4.1.6, the Noncompete Period shall survive for only so long as payments are being made by the Employer to Executive pursuant to Section 4.4.

     6.6  Subsidiary means, with respect to any person, any corporation, limited
          ----------
liability company, partnership, association or other business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity that is not a corporation a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, manager or general partner of such limited liability company, partnership, association or other business entity.

     7.  Miscellaneous.
         --------------

     7.1  Release.  Except for Shares which may be granted pursuant to Section
          --------
3.5 hereof, Executive forever releases and discharges US Xchange, Barter Acquisition Corporation and their respective directors, officers, employees, shareholders or affiliates from any and all agreements, claims, damages and demands whatsoever that Executive may assert against such persons, or any of them, with regard to any option or any right to acquire capital stock of, or any equity, phantom stock or similar interest in, US Xchange or any of its affiliates.

     7.2  Remedies.  Each of the parties hereto shall have all rights and
          --------
remedies set forth in this Agreement. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law or any other agreement or contract to which such person is a party. Each party shall be entitled to enforce such rights specifically (without the requirement of posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Without limiting the generality of the foregoing, Executive specifically agrees that any breach or threatened breach of Sections 5 or 7 would cause irreparable injury to Employer, that money damages would not provide an adequate remedy to Employer, and that Employer shall accordingly have the right and remedy (i) to obtain an injunction prohibiting Executive from violating or threatening to violate such provisions, (ii) to have such provisions specifically enforced by any court of competent jurisdiction, and (iii) to require Executive to account for and pay over to Employer all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of such provisions.

     7.3  Entire Agreement; Amendments and Waivers.  This Agreement (including
          ----------------------------------------
the schedule hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     7.4  Governing Law.  This Agreement shall be governed by, and construed in
          -------------
accordance with, the laws of the State of New York without reference to its principles of conflicts of law. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the Federal Courts of the United States of America located in the State of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

     7.5  Notices.  All notices, demands, solicitations of consent or approval,
          -------
and other communications hereunder shall be in writing and shall be delivered personally, mailed, sent by telefax or sent by recognized commercial courier (e.g., Federal Express). If delivered personally, such notice shall be deemed to be given when delivered to the intended recipient. If delivered by
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                                      -10-

mail, such notice shall be deemed to be given five (5) days after having been deposited in the United States mail so addressed, with postage thereon prepaid. If delivered by telefax, such notice shall be deemed given when transmission of the notice is complete to the telefax number of the other party. If delivered by recognized commercial carrier, such notice shall be deemed given one (1) day after having been delivered to a recognized commercial carrier for overnight delivery. All such notices shall be addressed to the address set forth in the preamble to this Agreement or to such other address which such party shall have given to the other party for such purpose by notice hereunder.

     7.6  Captions.  The headings used in this Agreement are intended for
          --------
reference purposes only and shall not control or affect in any manner the meaning or interpretation of any of the provisions of is Agreement.

     7.7  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted. All provisions of this Agreement shall be enforced to the full extent permitted by law.

     7.8  Interpretation.  The parties acknowledge and agree that: (i) each
          --------------
party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

     7.9  Counterparts.  This Agreement may be executed in any number of copies,
          ------------
each of which shall be deemed an original, and all of which together will be deemed one and the same instrument.

     7.10  Successors and Assigns.  All covenants and agreements contained in
           ----------------------
this Agreement by or on behalf of any of the parties hereto shall bind, and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. Neither party shall transfer or assign this Agreement or any of their rights or obligations hereunder, whether by operation of law or otherwise, without the prior written consent of the other party hereto. Any attempted transfer or assignment of this Agreement or any rights or obligations hereunder in violation of this provision shall be void ab initio.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date(s) set forth below.


                                 BARTER ACQUISITION CORPORATION


                                 By:    ___________________________________
                                 Name:  ___________________________________
                                 Title: ___________________________________
                                 Date:  ___________________________________

                                 EXECUTIVE

                                 _________________________________________


                                 Date: ____________________________________

                                   EXHIBIT A

                          [Form of] RELEASE AGREEMENT

(a) In consideration for the Company's promise to provide the restricted stock, compensation and benefits set forth in the Executive Employment Agreement by and between (_______________) ("Employee") and Barter Acquisition Corporation, (the "Company"), the terms of which are incorporated herein by this reference (the "Employment Agreement"), Employee irrevocably and unconditionally releases the Company, its subsidiaries and affiliates, together with all of their employees, directors, shareholders, officers, agents, representatives, unfunded benefit plans, successors, assigns, and all persons acting by, through or in concert with any of them (collectively, the "Releasees") from any and all charges, liabilities, damages or causes of action (including attorney's fees and costs actually incurred) of any nature whatsoever, including, but not limited to, claims under Federal, state or local laws prohibiting any form of discrimination, including without limitation, discrimination on the basis of age, as prohibited by the Age Discrimination in Employment Act, which Employee has, owns or holds against any of the Releasees, known or unknown, as of the date Employee signs this Release Agreement. Employee further agrees that Employee will not file, or permit to be filed in Employee's name or on Employee's behalf, any lawsuit, claim or other legal action against any Releasees and waives irrevocably any right to recover under any claim that may be filed by the Equal Employment Opportunity Commission with respect to Employee's employment with the Company and termination of that employment.

(b) Employee represents and acknowledges that Employee has been given a period of twenty-one (21) days to consider this Release Agreement and that Employee has read this Agreement, understands the terms of this Agreement and has been given an opportunity to ask questions of the Company's representatives. Employee has been advised to consult with an attorney prior to signing this Agreement whether Employee chooses to do so is his or her decision. Employee represents that he or she has not filed a complaint against the Company or any other Releasee with any court or administrative tribunal before signing this Agreement. Employee further represents that in signing this Agreement, Employee does not rely, and has not relied, on any representation or statement not set forth in this Agreement made by any representatives of the Company or any other Releasee with regard to the subject matter, basis or effect of this Agreement or otherwise. This Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior agreements or understandings between the parties pertaining to the subject matter hereof.

(c) This Release Agreement is knowingly and voluntarily entered into by all parties.

(d) For a period of seven (7) days after the date Employee signs this Release Agreement, Employee has the right to revoke the Release Agreement by delivering written notice of revocation to the Chief Executive Officer, ____________, ____________, ____________,____________ prior to the close of business (5:00 p.m.), on the seventh day following the date on which Employee signs this Agreement. The Employment

     Agreement shall not be effective or enforceable, and Employee shall not be entitled to the benefits payable thereunder, unless and until seven (7) days have elapsed from the date Employee signs this Release Agreement and Employee has not revoked this Agreement during that seven (7) day period.

(e) This Release Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its choice of law rules. The provisions of this Agreement are severable and if any part of it is found to be unenforceable, the other provisions shall remain fully valid and enforceable.

                              EMPLOYEE ___________________________________

                              Signature: _________________________________

                              Name: ______________________________________

                              Date: ______________________________________

                              BARTER ACQUISITION CORPORATION

                              By: ________________________________________

                              Date: ______________________________________


This Release Agreement shall not be valid unless executed by each party on or
after (              ).

                                                       Schedule to Exhibit 10.10
                                                       -------------------------



Nine former executive employees of US Xchange Inc. have received and executed this Employment Agreement with different salaries and different numbers of shares of restricted stock pursuant to their individual agreements.